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                                                                    Exhibit 1(b)

                        FORM OF SELLING AGENCY AGREEMENT


                             THE VALSPAR CORPORATION

                       ____% Medium-Term Notes Series ___


[Addressee]                                                   May _____, 1999
                                                              New York, New York


Dear Sirs:

           The Valspar Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to the aggregate principal amount set forth in Schedule I hereto of its ___% Medium-Term Notes, Series ___, (the "Notes"). The Notes will be issued under an indenture dated as of May __, 1999 between the Company and ______________________, as trustee (the "Trustee") (the "Indenture"). Unless otherwise specifically provided for and set forth in a supplement to the Prospectus referred to below, the Notes in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the maturities, annual interest rates and, if appropriate, other terms set forth in such supplement to the Prospectus. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term the "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to all of you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

           1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraphs (a) and (e) hereof.

           (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File Number: 333________), which has become effective for the registration under the Act of $300,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. The registration statement, as amended as of the Execution Time, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. The Company has included in such


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registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement (each a "Pricing Supplement"), specifying the interest rates, maturity dates and, if appropriate, other similar terms of the Notes sold pursuant hereto or the offering thereof. If the Rule 434 Delivery Alternative is used, the Company will also file the Rule 434 Term Sheet in accordance with Rule 434. As filed, such Rule 434 Term Sheet shall contain all the information required by Rule 434, and except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. Upon your request, but not without your agreement, the Company will also file a Rule 462(b) Registration Statement in accordance with Rule 462(b).

           (b) As of the Execution Time, on the respective Effective Date of the registration statement referred to in paragraph (a) above, on the dates of each post-effective amendment thereto, when any supplement to the Prospectus is filed with the Commission, as of the date of a Terms Agreement and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the registration statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act"), as amended and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; (ii) the registration statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any or all of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

           (c) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, and, when issued to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.


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           (d) The Company has complied with the provisions of the Laws of
Florida, Chapter 92-198 Securities Business with Cuba.

           (e) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean, with respect to the registration statement referred to in paragraph (a) above, each date that such registration statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. If the Rule 434 Delivery Alternative is used, such term shall also include the Basic Prospectus and the Rule 434 Term Sheet, taken together. "Registration Statement" shall mean, collectively, the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information and Rule 434 Information deemed to be included therein at the Effective Date as provided by Rule 430A and Rule 434, respectively. "Rule 415", "Rule 424", "Rule 430A, "Rule 434", "Rule 462(b)" and "Regulation S-K" refer to such rules under the Act. "Rule 430A
Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 434 Delivery Alternative" shall mean the delivery alternative permitted by Rule 434. "Rule 434 Information" shall mean any information to be included in a Rule 434 Term Sheet. "Rule 434 Term Sheet" shall mean the term sheet or abbreviated term sheet delivered by the Underwriters to investors and filed by the Company with the Commission pursuant to Rule 434. "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the final Delayed Offering covered by the initial Registration Statement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

           2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to Purchaser. (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.


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           On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

           The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

           The Company agrees to pay each Agent a commission on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

           Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit or accept offers to purchase Notes through any agent (excluding the Company's or its subsidiaries' employees) other than an Agent.

           (b) Subject to the terms and conditions set forth herein, whenever the Company and any of you determines that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement (which may be either an oral agreement confirmed in writing or a written agreement) is herein referred to as a "Terms Agreement." Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the principal amount of each such Note, the aggregate principal amount of all such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants, as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(m). Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser's commitment to purchase Notes shall be deemed to



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have been made on the basis of the representation and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

           Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

           Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of Note of identical maturity and (ii) may be resold by such Agent at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or purchasers.

           3. Offering and Sale of Notes. Each Agent shall communicate to the Company, orally or in writing, each offer (unless previously rejected by such Agent as provided below) to purchase Notes on terms previously communicated by the Company to such Agent, and the Company shall have the sole right to accept such offers to purchase Notes and may refuse any proposed purchase of Notes in whole or in part for any reason. Each Agent shall have the right, in its discretion reasonably exercised, to reject any such offer received by it in whole or in part. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

           4. Agreements. The Company agrees with each of you that:

           (a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) a periodic or current report filed under the Exchange Act, (ii) a Supplement relating to any offering of, or a change in the maturity dates, interest rates, issuance prices or other similar terms of, any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) or any Rule 462(b) Registration Statement unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement or Rule 462(b) Registration Statement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. If the Rule 434 Delivery Alternative is used, the Company will also cause the Rule 434 Term Sheet, properly completed, to be filed with the Commission pursuant to Rule 434 within the time period prescribed and will provide evidence satisfactory to the Agents of such timely filing. Upon your request, the Company will cause the Rule 462(b) Registration Statement, properly completed, to be filed with the Commission pursuant to Rule 462(b) and will provide evidence satisfactory to the


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Agents of such filing. The Company will promptly advise each of you (i) when the
Prospectus, any supplement thereto (except for a supplement relating to an offering of Securities other than the Notes), any Rule 434 Term Sheet or any Rule 462(b) Registration Statement, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any reasonable proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

           (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and ceasing using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this
Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are reasonably satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

           (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained or to be contained in such announcement. The Company also will furnish to each of you copies of all material press releases or material announcements furnished to news or wire services. The Company will promptly notify each of you by telephone or telecopy of (i) any decrease in the rating of the Notes or any other debt securities of the Company by Moody's Investors Service Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") or (ii) any written notice received from S&P


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or Moody's of any intended or contemplated decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;

           (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

           (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request;

           (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes and will arrange for the determination of the legality of the Notes for purchase by institutional investors;

           (g) The Company shall furnish to each of you such documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request;

           (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expense incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the reasonable fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you, upon request, on a monthly basis for all out-of-pocket expenses, if any, incurred by you and approved by the Company in advance, in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement and approved by the Company in advance (which approval may be oral);

           (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in Section 1 of this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amendment or


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supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform you promptly upon your inquiry of the aggregate amount of Securities registered under the Registration Statement which remain unsold;

           (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes or (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates (whether pursuant to a sinking fund or otherwise) or other similar terms of any Notes sold pursuant hereto), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the chairman of the board, or the president and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement;

           (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes or (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates or other similar terms of any Notes sold pursuant hereto), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company in form reasonably satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement);

           (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, the Company shall cause Ernst & Young LLP, its independent public accountants, promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or


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the date of the filing of such supplement, in form reasonably satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, Ernst & Young LLP may limit the scope of such letter, which shall be reasonably satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information; and

           (m) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

           5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in Section 1 hereof as of the Execution Time, on the Effective Date, as of the date any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy in all material respects of the statements of the Company made in any certificates delivered pursuant to the provisions of this Section 5, to the performance in all material respects by the Company of its obligations hereunder and to satisfaction of the following additional conditions in all material respects:

                     (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b), or if the filing of the Rule 434 Term Sheet is required pursuant to Rule 434, the Rule 434 Term Sheet will be filed in the manner and within the time period required by Rule 434; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

                     (b) The Company shall have furnished to each Agent the opinion of the Senior Vice President, General Counsel and Secretary of the Company, dated the Execution Time, to the effect that:

                               (i) the Company has been duly incorporated and is
                     validly existing as a corporation in good standing under the laws of the state of Delaware, with full corporate power to own its properties and conduct its business as described in the Prospectus and is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business except


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                     where the failure to so qualify would not have a material
                     adverse effect on the Company and its subsidiaries taken as a whole. The Company's significant subsidiaries (as defined in Rule 405 under the Securities Act) (the "Subsidiaries") are duly incorporated and validly existing as corporations in good standing under the laws of the jurisdiction in which it is organized, each with full corporate power and authority to own its properties and conduct business as described in the Prospectus, and are duly qualified to do business as foreign corporations and are in good standing under the laws of each jurisdiction which requires such qualification wherein each such Subsidiary owns or leases material properties or conducts material business except where the failure to so qualify would not have a material adverse effect on the operations of the Company and its subsidiaries taken as a whole;

                               (ii) all the outstanding shares of capital stock
                     of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                               (iii) the Company's authorized equity
                     capitalization is as incorporated in the Prospectus; and the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the fourth sentence of
                     Section 1(a) of this Agreement);

                               (iv) the Indenture has been duly authorized,
                     executed and delivered, has duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                               (v) to the knowledge of such counsel, after due
                     inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                               (vi) the Registration Statement has become
                     effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b), or if the Rule 434 Delivery Alternative was used, the required filing of the Rule 434 Term Sheet has been made in the manner and time period required by Rule 434; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement at the Effective Date or at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                               (vii) this Agreement has been duly authorized,
                     executed and delivered by the Company;

                               (viii) no consent, approval, authorization or
                     order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

                               (ix) neither the execution and delivery of the
                     Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or Bylaws of the Company or the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

                               (x) no holders of securities of the Company have
                     rights to the registration of such securities under the Registration Statement.

           In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the state of Delaware, Minnesota or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Agents and (B) as to matter of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                     (c) The Agents shall have received from ______________, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

                     (d) The Company shall have furnished to the Agents a certificate of the Company, signed by the president and the principal financial or accounting officer of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                               (i) the representations and warranties in Section
                     1 hereof of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has substantially complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

                               (ii) no stop order suspending the effectiveness
                     of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                               (iii) since the date of the most recent financial
                     statements included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus;

                     (e) At the Execution Time, Ernst & Young LLP shall have furnished to the Agents a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance reasonably satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                               (i) in their opinion the audited financial
                     statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                               (ii) on the basis of a reading of the amounts
                     included or incorporated in the Registration Statement and the Prospectus in response to Item 301 of Regulation S-K and of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information as indicated in their reports incorporated in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                                          (1) the amounts in the "Selected
                               Financial Data", if any, included or incorporated in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived;

                                          (2) any unaudited financial statements
                               included or incorporated in the Registration
                               Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                                          (3) with respect to the period
                               subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the aggregate long-term debt due within one year and long-term debt (exclusive of current portion) of the Company and its consolidated subsidiaries or common stock of the Company or decreases in the shareholders' equity of the Company and its consolidated subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to the date of the most recently available monthly unaudited financial information there were any decreases relating to continuing operations, as compared with the corresponding period in the preceding year in total revenue or earnings before income taxes or in the total or per share amounts of net earnings of the Company and its consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

                                          (4) the amounts included in any
                               unaudited "capsule" information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                               (iii) they have performed certain other specified
                     procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1, 2, 5, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                               (iv) if unaudited pro forma financial statements
                     are included or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

                     (f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

           If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents and their counsel, this agreement and all obligations of any Agent hereunder may be canceled at any time by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

           The documents required to be delivered by this Section 5 shall be delivered at the office of _________________________, counsel for the Agents, at _______________________, on the date hereof.

           6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company in Section 1 of this Agreement as of the date of the Terms Agreement and as of the Closing Date for such Notes, to the performance and observance in all material respects by the Company of all covenants and agreements herein contained on its part to be performed and observed and to satisfaction of the following additional conditions precedent in all material respects:

                     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

                     (b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement), (ii) the opinion of counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) the opinion of counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c), and (iv) letter of Ernst & Young, dated as of the Closing Date, to the effect set forth in Section 5(e); and

                     (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request, including any further items specified in Exhibit B.

           If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement and an applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

           7. Right of Person Who Agreed to Purchase to Refuse to Purchase. (a) The Company agrees that any person who has agreed to purchase and pay for any Note, including the Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if (a) at the Closing Date therefor, any condition set forth in
Section 5 or 6, as applicable, shall not be satisfied.

           (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 9(b)(i) through (v) shall have occurred (with the judgment of the Agent which presented the offer to purchase such Note being substituted for any judgment of a Purchaser required therein), the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation under this Agreement to the Company or to any such person to exercise the judgment permitted to be exercised under this
Section 7(b) and Section 9(b)).

           8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you, the directors, officers and employees of each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse as incurred each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

           (b) Each of you agrees to indemnify and hold harmless the Company, each of its employees and directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by or on behalf of such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" or "Plan of Distribution", of any preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of any of you for inclusion in the documents referred to in the foregoing indemnity, and you, as the Agents, confirm that such statements are correct.

           (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and an additional local counsel, if needed, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

           (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is due in accordance with its terms, but is held by a court to be unavailable in whole or in part to hold harmless an indemnified party for any reason (other than an act or omission or such indemnified party), the Company and each of you agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and one or more of you may be subject in such proportion so that each of you is responsible for that portion as is appropriate to reflect the relative benefits received by the Company and each of you from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each of you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of each of you in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each of you shall be deemed to be equal to the total commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or any of you. The Company and each of you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act or the Exchange Act and each director, officer and employee of any of you shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director, officer and employee of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from other obligation it or they may have hereunder or otherwise than under this paragraph (d).

           9. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Section 2(a), Section 4(h), Section 8 and Section 10.

           (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time (i) there shall have occurred, subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impractical to proceed with the offering or delivery of such Note, (ii) there shall have been, subsequent to the agreement to purchase such Note, any decrease in the rating of any of the Company's debt securities by Moody's or S&P or any formal notice given of any intended or contemplated decrease in any such rating, (iii) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange (other than temporarily pending an announcement or development) or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared either by Federal or New York State authorities or (v) there shall have occurred any material outbreak or material escalation of hostilities, declaration by the United States of war or other calamity or crisis, the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable to proceed with the offering or delivery of such Notes as contemplated by the Prospectus (exclusive of any supplement subsequent to such event).

           10. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the directors, officers, employees or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation
Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Purchaser shall own any Notes purchased pursuant to a Terms Agreement with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are resold.

           11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in
Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 1101 Third Avenue South, Minneapolis, Minnesota 55415, attention of the Treasurer.

           12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, and controlling persons referred to in Section 8 hereof and, to the extent provided in Section 7, any person will have any right or obligation hereunder.

           13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

           14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                                             Very truly yours,

                                             THE VALSPAR CORPORATION

                                             By
                                                --------------------------
                                             Its
                                                --------------------------


The foregoing Agreement is hereby confirmed and accepted as of the date hereof.


                                             -----------------------------

                                             -----------------------------

                                             -----------------------------
                                             Agent

                                   SCHEDULE I


Selling Agency Agreement dated May _______, 1999

Registration Statement No. 333-__________ ("Registration Statement")

Aggregate Amount of the Securities registered under Registration Statement:
$300,000,000



The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold by each Agent:


        Maturity Range of Notes                            % of Principal Amount
        -----------------------                            ---------------------


From _____ years to less than _____ years...............................  .____%

From _____ years to less than _____ years...............................  .____%

From _____ years to less than _____ years...............................  .____%

_____ years up to and including _____ years ............................  .____%


           Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.

Address for notices:

           Notices to Agent shall be directed to it at _______________________, Attention Medium Term Notes Department.

           Notices to The Valspar Corporation shall be directed to it at 1101 Third Street South, Minneapolis, Minnesota 55415, Attention Treasurer.

           The Company may satisfy its obligation under subsection (c) of
Section 4 of the Selling Agency Agreement to furnish to each of the Agents copies of all documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act by promptly furnishing such documents to _______________________ Attention: _____________________.


                                      S-I-1

                                    EXHIBIT A
                   MEDIUM TERM NOTES ADMINISTRATIVE PROCEDURES





                                      A-1